UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2011

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32369 (Commission File Number)	98-0204105 (IRS Employer Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado 80112

 (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (303) 483-0044

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 1, 2011, Gasco Energy, Inc.’s (the “Company”) previously announced plan of succession for changes in management was completed.  Charles B. Crowell retired as Chief Executive Officer and was replaced by W. King Grant, the Company’s current President and Chief Financial Officer.  At that time, Mr. Grant resigned as Chief Financial Officer. Peggy Herald, the Company’s current Vice President and Treasurer, is the Company’s principal financial officer. Mr. Crowell maintains his position as Chairman of the Board of Directors of the Company; Mr. Grant also serves as a member of the Board of Directors.

ITEM 7.01 — REGULATION FD DISCLOSURE

On January 3, 2011 the Company issued a press release confirming that the previously announced changes to its officers, described in Item 5.02 of this Current Report, became effective as of January 1, 2011.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information presented under Item 7.01 and Item 8.01 of this Current Report and set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following is a list of exhibits filed or furnished as part of this Current Report:

Exhibit No.	Description of Document
99.1	Press Release dated January 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2011

GASCO ENERGY, INC.

By:	/s/ W. King Grant
Name: W. King Grant
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated January 3, 2011.